                                     SCHEDULE 14a
                                    (RULE 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant   /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/ / Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11c or Rule 14a-12

                            UNAPIX ENTERTAINMENT, INC.
 ...............................................................................
               (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
    0-11

(1) Title of each class of securities to which transaction applies:

- -------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

- -------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

- -------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

- -------------------------------------------------------------------------------

(5) Total Fee paid:

- -------------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously paid: ---------------------------------------------------

(2) Form schedule or registration statement no: -------------------------------

(3) Filing party: -------------------------------------------------------------

(4) Date filed: ---------------------------------------------------------------

                          UNAPIX ENTERTAINMENT, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD OCTOBER 6, 1997


To Our Stockholders:

    You are cordially invited to attend the Annual Meeting of Stockholders of Unapix Entertainment, Inc. (the "Company") to be held on October 6, 1997 at 10:00 a.m. at The Board Room of The American Stock Exchange, Inc., 13th Floor, 86 Trinity Place, New York, New York 10006-1881, for the following purposes:

    1.   To elect two directors;

    2. To approve a proposed amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock;

    3. To approve, adopt and ratify an amendment to the Company's 1993 Stock Option Plan; and

    4. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

    Only stockholders of record at the close of business on August 28, 1997 will be entitled to notice of and to vote at the meeting.

    Please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States, so that your shares may be represented at the meeting.

                                       By Order of the Board of Directors


                                       David S. Lawi
                                       Secretary

New York, New York
September 5, 1997

                              UNAPIX ENTERTAINMENT, INC.
                                  200 Madison Avenue
                                  NEW YORK, NY 10016

                                  -----------------

                                   PROXY STATEMENT
                                  -----------------

    The accompanying proxy is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on October 6, 1997 and at any adjournment of the meeting. The proxy may be revoked at any time before it is exercised by notice, in writing, to the Secretary of the Company.

    The Board of Directors has fixed the close of business on August 28, 1997 as the record date for the meeting. On that date, the Company had outstanding 5,980,934 shares of common stock, $.01 par value ("Common Stock"), and 505,490 shares of Series A 8% Cumulative Convertible Preferred Stock ("Preferred Stock A"). Only stockholders of record of Common Stock and Preferred Stock A at the close of business on that date will be entitled to vote at the meeting or at any adjournment of the meeting. Each such stockholder will be entitled to one vote for each share of Common Stock or Preferred Stock A held and may vote in person or by proxy authorized in writing. Except as required by law, Common Stock and Preferred Stock A are required to vote as a single class on all matters submitted to stockholder vote. Holders of the Company's Common Stock and Preferred Stock A have no cumulative voting rights in the election of directors.

    The principal executive offices of the Company are located at 200 Madison Avenue, 24th Floor, New York, New York 10016.

    This Proxy Statement is being mailed to stockholders of the Company on or about September 5, 1997.

                                ELECTION OF DIRECTORS

    In 1993, the Company adopted a classified Board of Directors, which divided the directors into three classes. At each annual meeting, the successors to the class of directors whose term expires at that meeting are elected to serve a three-year term and until their successors are elected and qualified. Accordingly, the directors whose terms expire in 1997 are nominees for re-election at the 1997 Annual Meeting of Stockholders to serve until the Annual Meeting of Stockholders in the year 2000, or until their successors are duly elected. The nominees named by the Board of Directors to serve until the Annual Meeting of Stockholders in the year 2000 are Messrs. Lawrence Bishop and Walter M. Craig, Jr., who are currently directors of the Company.

    The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote for the two nominees named by the Board of Directors of the Company and listed below. If, by reason of death or other unexpected occurrence, one or more of these nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose.

    The nominees and directors are presented below by class.

                                       Director of    Term as
                                       the Company    Director
Name                         Age       Since          Expires In

Nominees for Director
Lawrence Bishop              52        1993           1997
Walter M. Craig, Jr.         43        1993           1997

Other Directors
David M. Fox                 48        1992           1998
Scott Hanock                 39        1990           1998
Robert Baruc                 46        1995           1998
Herbert M. Pearlman          64        1990           1999
David S. Lawi                62        1990           1999
Martin D. Payson             61        1996           1999
____________________________________________

Principal Occupation Over the Past Five Years and Other Directorships of Directors.

Lawrence Bishop. Mr. Bishop was elected a Director of the Company in November 1993. Mr. Bishop has been an Executive Vice President of Gray, Seifert & Co., Inc., an investment banking firm, since 1987, and currently is a Director of Synergistics, Inc.

Walter M. Craig, Jr. Mr. Craig was elected a Director of the Company in April 1993. He has been the President of The Mezzanine Financial Fund, L.P. ("Mezzanine "), an asset-based lender, since January 1991. Mezzanine provides senior and subordinated debt financing to small and middle market enterprises. He has been President of Professional Financial Services, Inc., a company that factors accounts receivable, since February 1993. Since August 1992, Mr. Craig has served as Executive Vice President and Chief Operating Officer of Helm. Since 1987, he has been a Director of Seitel. Since 1993 he has been a director of Helm and InterSystems.

David M. Fox. Mr. Fox has been the Company's President, Chief Executive Officer and a Director since March 1992. From June 1991 until joining the Company, he was the Chief Executive Officer of David Fox and Associates, a company which he founded and which provided international programming consulting services and acted as United States sales agent for producers worldwide. From 1981 until June 1991, Mr. Fox served as Chief Executive Officer and head of Domestic Syndication and Cable Television for Fox\Lorber Associates, Inc. ("Fox\Lorber"), a corporation which he co-founded and which engaged in the worldwide distribution of feature films, home video and television programs. From March 1990 to June 1991, Mr. Fox also served as a director of GAGA Communications, a Japanese company engaged in home video and theatrical distribution. Prior to founding Fox\Lorber, Mr. Fox was Eastern and Midwest Sales Manager for D.L. Taffner Ltd., syndicator of, among other things, "Three's Company" and "The Benny Hill Show."

Scott Hanock. Mr. Hanock has been Managing Director of International Sales and Marketing of the Company since 1986. He also serves as Senior Vice President of the Company and has been a Director of the Company since 1990. Mr. Hanock was one of the original co-founders of the Company. Prior to forming the Company in 1986, from 1983-1986, Mr. Hanock served as Director of Worldwide Sales for Tatum Communications Inc., a Hollywood based company which specialized in sports television production and international distribution, most well known for the North American Pro-Ski tour and various other ESPN and Prime Network series. Prior to 1983, Mr. Hanock's business activities in the television industry were diversified in the areas of program consulting and international sales for several production houses.

Robert Baruc. Mr. Baruc, has been a Director of the Company since November 1995. He has been an Executive Vice President of the Company since April 1994. He has been President and Chief Executive Officer of A Pix Entertainment ("A Pix") since August 1993. From December 1992 to August 1993, Mr. Baruc was President of Triboro Entertainment Group, a company engaged principally in home video distribution. From January 1991 to December 1992, Mr. Baruc primarily acted as a film and marketing consultant. Mr. Baruc was President of Academy Entertainment, a home video distribution company, from June 1986 to January 1991.

Herbert M. Pearlman. Mr. Pearlman has been the Company's Chairman of the Board of Directors since July 1990. Mr. Pearlman was a co-founder of Telepictures Corporation ("Telepictures"), a public company which, during Mr. Pearlman's tenure, was engaged in marketing and distributing theatrical films and television programs and which is now part of Time Warner Inc. From 1978 until February 1986, Mr. Pearlman served in various senior level capacities with Telepictures including as Chairman of the Board, Chairman of the Executive Committee and as a Director. He is a co-founder of Seitel, Inc. ("Seitel"), a New York Stock Exchange listed company engaged in the development and marketing of a proprietary seismic data library to the oil and gas industry and has been its Chairman of the Board since 1987. In addition, Mr. Pearlman is an officer and a director of the following public companies: InterSystems, Inc. ("InterSystems"), an American Stock Exchange listed company, which is engaged in providing custom compounding services for resin producers and the design, manufacture, sale and leasing of equipment for sampling, conveying, elevating, weighing and cleaning a wide variety of products; Helm Resources, Inc. ("Helm"), an American Stock Exchange listed company, which initiates, develops, acquires and oversees the management of various business enterprises, including companies in the fields of thermoplastic resins and agricultural and industrial products; and Teletrak Advanced Technology Systems, Inc., which had been engaged in the development and marketing of propriety software ("Teletrak").

David S. Lawi. Mr. Lawi has been a Director of the Company since June 1990. He has been the Company's Treasurer and Secretary since January 1993 and Chairman of the Company's Executive

Committee since December 1993. Mr. Lawi was a Director and Chairman of the Finance Committee of TelePictures from May 1979 until February 1986. He is a director of Seitel and has been the Chairman of its Executive Committee since March 1987. Mr. Lawi is also a director of InterSystems and has been Chairman of its Executive Committee since October 1986 and its secretary since March 1984. In addition, Mr. Lawi is an officer and a director of Helm and Teletrak.

Martin D. Payson. Martin D. Payson has been a Director of the Company since June 1996. From January 1990, when Time Inc. merged with Warner Communications, Inc. ("Warner"), until December 1992, Mr. Payson was Vice Chairman of the Board of Time Warner Inc. Prior to 1990 Mr. Payson held the position of office of the President and General Counsel of Warner. He is currently a director of a number of corporations, including the following which are publicly held: Delta Financial Corporation (a New York Stock Exchange listed company); Panavision, Inc. (a New York Stock Exchange listed Company); and Meridian Sports Incorporated. Mr. Payson is also actively involved in a number of philanthropic organizations including holding the following positions: Chairman of Maimonides Medical Center; a Trustee of Howard University; a Director of The Jewish Theological Seminary; a Trustee of New York University and NYU Law Center Foundation; Vice Chairman Board of Administrators of Tulane University; Director of the Jewish Museum of New York City; and a Director of the NAACP Legal Defense and Educational Fund.

Committees and Attendance

    During 1996, the Company's Board of Directors held three full meetings. Except for Mr. Hanock, each of the Company's incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he served. The Board of Directors has an Executive Committee, a Compensation Committee, an Audit Committee and a Stock Option Committee. The Board of Directors does not currently have a Nominating Committee. None of the committees met separately from the entire Board during 1996. The purpose of the Executive Committee is to act on an interim basis for the full Board. The Executive Committee is comprised of Messrs. Pearlman, Fox, Lawi, Payson, Craig and Baruc. The functions of the Audit Committee are to select the independent accountants of the Company, to review with them the Company's financial statements, to review the Company's financial systems and controls and to oversee other matters relating to the integrity of the Company's finances and financial statements as the Committee may consider appropriate. The purpose of the Compensation Committee is to advise management on the compensation of the Company's executive officers. The function of the Stock Option Committee is to administer the Company's 1993 Stock Option Plan described below under "Amendment to the Company's 1993
Stock Option Plan."   The Audit, Compensation and Stock Option Committees are
each comprised of Messrs. Payson, Bishop and Craig.


                               OTHER EXECUTIVE OFFICERS

    Other than Messrs. Pearlman, Fox, Lawi, Baruc and Hanock, who are also directors of the Company and for whom biographical information is provided above, the names of the executive officers of the Company together with certain biographical information for each of them is set forth below:

Name                         Age            Position

Robert G. Miller             36             Vice President, Executive
                                            Vice President of the North
                                            American Division

Timothy Smith                44             Vice President, Executive
                                            Vice President of Production
                                            of the North American Division

Daniel T. Murphy             58             Chief Financial Officer

Michael R. Epps              39             General Counsel

Steven P. Low                37             Chief Accounting Officer


Robert Miller.   Mr. Miller has been a Vice President of the Company since
September 1996 and he has been an Executive Vice President of the Company's North American Division since February 1996. From July 1995 to February 1996, Mr. Miller was Vice President of International Television Distribution for the National Football League. He was Vice President of Showtime Program Enterprises, which is engaged in sales of all original productions of the
Showtime Channel, from February 1993 to July 1995.   From October 1991 to
February 1993, he was Director of Event Sales and Management for Golden Gate Productions.

Timothy Smith. Mr. Smith has been a Vice President of the Company since September 1996 and he has been Executive Vice President of Production of the
Company's North American Division since February 1996.   From May 1995 to
February 1996, he was General Manager of Programming and head of New Media for IVN Communications, Inc., a company engaged in producing and distributing tapes and home video and cable television programming. Mr. Smith was a producer of The MacNeil/Lehrer Newshour from 1983 to 1995.

Daniel T. Murphy. Mr. Murphy has been Chief Financial Officer of the Company since September 1995. He has been an Executive Vice President and Chief Financial Officer of InterSystems since July 1985. He has been a director of InterSystems since 1986. Since May 1984, he has been a Vice President and the Chief Financial Officer of Helm. In 1988, he was elected a director of Teletrak.

Michael R. Epps. Mr. Epps has been the General Counsel of the Company since September 1995. From July 1992 until July 1995, he was General Counsel of Helm. He was Associate General Counsel of Helm from September 1990 until July 1992. Prior to joining Helm, Mr. Epps was engaged in the private practice of law.

Steven P. Low. Mr. Low has been the principal accounting officer of the Company since May 1993. Prior to that time, and since September 1982, he was employed by the national accounting firm of Ernst & Young, most recently as a senior manager.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                    AND MANAGEMENT

The following table sets forth, as of August 15, 1997, information regarding the stock holdings of each person known to the Company to own beneficially more than 5% of any class of outstanding voting securities of the Company.



   Title                                                    Amount and Nature      Percent
    of                     Name and Address of                of Beneficial          of
   Class                     Beneficial Owner                 Ownership (1)         Class
- ---------------    ------------------------------------     -----------------     ---------

Common Stock       Herbert M. Pearlman                        1,173,282 (2)         18.0%
                   c/o Unapix Entertainment, Inc.
                   537 Steamboat Road
                   Greenwich, CT  06830

Common Stock       The High View Fund, L.P.                     981,512 (3)(4)      14.3%
                   805 Third Avenue
                   New York, NY 10022

Common Stock       The High View Fund                           366,723 (4)(5)       5.8%
                   c/o Mees Pierson Fund Services
                     (Bahamas) Limited
                   Windermere House
                   404 East Bay Street
                   P.O. Box SS 6238
                   Nassau, The Bahamas

Common Stock       Legg Mason, Inc.                             845,533 (6)         12.4%
                   c/o Gray, Seifert & Co., Inc.
                   380 Madison Avenue
                   New York, NY  10017

Common Stock       Strategic Growth International, Inc.         480,000 (7)          7.4%
                   111 Great Neck Road
                   Suite 606
                   Great Neck, New York 11021-5402



   Title                                                    Amount and Nature      Percent
    of                     Name and Address of                of Beneficial          of
   Class                     Beneficial Owner                 Ownership (1)         Class
- ---------------    ------------------------------------     -----------------     ---------

Common Stock       David S. Lawi                                453,859 (8)          7.3%
                   c/o Unapix Entertainment, Inc.
                   537 Steamboat Road
                   Greenwich, CT  06830

Common Stock       AIM Overseas N.V.                            315,000              5.3%
                   Luxembourg Information Systems
                   31, BD Prince Felix
                   L-1513 Luxembourg

Common Stock       David M. Fox                                 442,960 (9)          7.0%
                   c/o Unapix Entertainment, Inc.
                   200 Madison Avenue
                   New York, NY  10016

Common Stock       Robert Baruc                                 339,999 (10)         5.6%
                   c/o Unapix Entertainment, Inc.
                   200 Madison Avenue
                   New York, NY  10016


Preferred Stock*   Legg Mason, Inc.                              99,996 (11)        19.8%
                   c/o Gray, Seifert & Co., Inc.
                   380 Madison Avenue
                   New York, NY  10017

Preferred Stock*   Herbert M. Pearlman                           79,999 (12)        14.8%
                   c/o Unapix Entertainment, Inc.
                   537 Steamboat Road
                   Greenwich, CT  06830

Preferred Stock*   Tradewind Fund                                50,000              9.9%
                   c/o Harbor Capital Management
                   2701 Summer Street
                   Suite 200
                   Stanford, CT

Preferred Stock*   Martin & Velia Bramante                       38,334              7.6%
                   45 Peninsula Road
                   Belvedere, CA  94920

                                          7


   Title                                                    Amount and Nature      Percent
    of                     Name and Address of                of Beneficial          of
   Class                     Beneficial Owner                 Ownership (1)         Class
- ---------------    ------------------------------------     -----------------     ---------

Preferred Stock*   David S. Lawi                                 34,166 (13)         6.5%
                   c/o Unapix Entertainment, Inc.
                   93 Mason Street
                   Greenwich, CT  06830


- -----------------------------
* Shares set forth are shares of the Company's Series A 8% Cumulative Convertible Preferred Stock ("Preferred Stock A"). Each share is convertible into 1.05 shares of Common Stock. Holders of Preferred Stock A, voting together with holders of Common Stock and not as a separate class, are entitled to one vote with respect to each share of Preferred Stock A. Each share of Preferred Stock A has a liquidation preference of $3.00 plus accumulated and unpaid dividends and is entitled to semi-annual dividends of $.12.

    (1) Except as otherwise indicated, each named holder has, to the best of the Company's knowledge, sole voting and investment power with respect to the shares indicated.

    (2) Includes the following shares of Common Stock: 47,248 shares that are issuable upon conversion of Preferred Stock A; 97,999 shares that are issuable upon exercise of Class B redeemable common stock purchase warrants ("Class B Warrants"), each having an exercise price of $4.28 per share and expiring on June 22, 1998; 202,109 shares that are issuable upon exercise of options having an exercise price of $2.86 per share and that expire in December 2003 ("Earnings Options"); 76,999 shares issuable upon exercise of warrants having an exercise price of $19.05 per share and that expire in December 2000 ("$19.05 Warrants"); 76,999 shares issuable upon exercise of warrants having an exercise price of $28.57 per share and that also expire in December 2000 ("$28.57 Warrants"); and 36,750 shares which are issuable upon exercise of options to purchase Preferred Stock A ("Preferred Stock Options") and the subsequent conversion of such shares of Preferred Stock A. These options have an exercise price of $3.00 per share of Preferred Stock A and expire in January 1999.

    (3) Includes the following: 611,112 shares of Common Stock issuable upon conversion of $2,750,000 principal amount of notes due in 2003; and 275,000 shares issuable upon exercise of warrants, having an exercise price of $6.00 per share, and expiring in June 2003 ("$6.00 Warrants").

    (4) The sole general partner of The High View Fund, L.P. (the "Partnership") is High View Capital Corporation ("HVCC"). The investment manager of The High View Fund (the"Fund") is High View Asset Management Corporation ("HVAM"). The sole holder of voting stock of both HVCC and HVAM is Ernest P. Werlin. Mr. Werlin is a director of HVCC and the sole director of HVAM. Mr. Werlin is

         President and Treasurer of HVCC and President of HVAM. Peter J. Powers became a director and an executive officer of HVCC during fiscal year 1997. He is also an executive officer of HVAM. As a result of the foregoing relationships, it is possible that the Partnership and the Fund could be deemed to constitute a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 , in which case the Partnership and the Fund would be deemed to beneficially own 1,348,235 shares of Common Stock constituting beneficial ownership of 18.8% of the Company's Common Stock. In addition, Ernest P. Werlin individually owns a total of 111,656 shares of the Company's Common Stock (which figure includes 55,556 shares of Common Stock issuable upon conversion of a $250,000 note due in 2003 and 25,000 shares issuable upon exercise of $6.00 Warrants) and Mr. Powers individually owns a total of 10,000 shares. Because of their relationship to the Partnership and the Fund, HVCC, HVAM, Messrs. Werlin and Powers could be deemed to have beneficial ownership of the shares owned by such entities, or could be deemed to constitute a group together with such entities. If Messrs. Werlin and Powers, HVCC, HVAM and the Partnership and the Fund were deemed to constitute a group, such a group would beneficially own an aggregate of 1,469,891 shares of Common Stock constituting beneficial ownership of 20.2% of the Company's Common Stock. Each of the Partnership and the Fund, HVCC, HVAM and Messrs. Werlin and Powers disclaims beneficial ownership of the shares owned by any other person or entity and disclaims membership in a group.

    (5) Includes the following: 222,223 shares of Common Stock issuable upon conversion of $1,000,000 of notes due in 2003; and 100,000 shares issuable upon exercise of $6.00 Warrants.

    (6) Legg Mason, Inc. is a parent holding company of Gray, Seifert & Co., Inc. ("Gray Seifert"). All such shares are owned by customers of Gray Seifert, however, through agreements with such customers, Gray Seifert has discretionary power to vote and dispose of all such shares. The figure includes the following shares of Common Stock: 5,250 shares of Common Stock issuable upon exercise of Class B Warrants; 104,995 shares of Common Stock issuable upon conversion of Preferred Stock A; 410,054 shares of Common Stock issuable upon exercise of warrants, each of which is exercisable into a share of Common Stock at a price of $3.70 per share and expires on December 31, 2001; 222,222 shares of Common Stock issuable upon conversion of an aggregate principal amount of $1, 000, 000 of notes due in 2003; and 100,000 shares of Common Stock issuable upon exercise of $6.00 Warrants.

    (7) Consists of the following: (i) 300,000 shares that are issuable upon exercise of options having an exercise price of $3.875 per share and expiring in June 2001; and (ii) 180,000 shares that are issuable upon exercise of warrants having an exercise price of $4.50 per share and expiring in December 2001. Richard Cooper is the Chairman of Strategic Growth International, Inc. ("Strategic Growth") and owns 50% of its common stock. Mr. Cooper individually owns 11,000 shares of the Company's Common Stock. Because of his relationship to Strategic Growth he may be deemed to own, in addition to such 11,000 shares, the shares beneficially owned by Strategic Growth. Accordingly, he may be deemed to own 491,000 shares of Common Stock, constituting beneficial ownership of 7.6% of the Company's Common Stock. Stanley Altschuler is the President of Strategic Growth and owns 50% of its common stock. Mr. Altschuler individually owns 39,500 Class B Warrants. Because of Mr. Altschuler's relationship to Strategic Growth he may be deemed to own, in addition to such 39,500 warrants, the shares beneficially owned by Strategic Growth. Accordingly, he may be deemed to own 519,500 shares of Common Stock constituting beneficial ownership of 8.0% of the Company's Common Stock.

    (8) Includes the following shares of Common Stock: 17,500 shares that are issuable upon conversion of Preferred Stock A; 41,126 shares that are issuable upon exercise of Class B Warrants; 101,056 shares that are issuable upon exercise of Earnings Options; 12,251 shares that are issuable upon exercise of $19.05 Warrants; 12,251 shares that are issuable upon exercise of $28.57 Warrants; and 18,375 shares that are issuable upon exercise of Preferred Stock Options and the subsequent conversion of shares underlying such options.

    (9) Includes the following shares of Common Stock: 95,537 shares issuable upon exercise of options having an exercise price of $1.10 per share and expiring six months after the end of Mr. Fox's employment term; 26,250 shares that are issuable upon exercise of Class B Warrants; 151,593 shares issuable upon exercise of Earnings Options; 24,937 shares that are issuable upon exercise of $19.05 Warrants; 24,937 shares that are issuable upon exercise of $28.57 Warrants; and 17,499 shares issuable upon conversion of Preferred Stock A. Also includes the following as to which Mr. Fox disclaims beneficial ownership:
         10,237 shares owned by Mr. Fox's wife; 1,312 shares that are issuable upon exercise of $19.05 Warrants and 1,312 shares that are issuable upon exercise of $28.57 Warrants that are also owned by Mr. Fox's wife; and 15,750 shares owned by Mr. Fox's wife as trustee for his children.

    (10) Includes the following shares of Common Stock: 8,749 shares issuable upon conversion of Preferred Stock A; 52,500 shares issuable upon exercise of options having an exercise price of $2.86 per share and expiring August 2003; 26,250 shares that are issuable upon exercise of $19.05 Warrants; and 26,250 shares that are issuable upon exercise of $28.57 Warrants.

    (11) Consists of shares of Preferred Stock A that are owned by customers of Gray Seifert; however, through agreements with such customers, Gray Seifert has discretionary power to vote and dispose of all such
         shares.   Legg Mason, Inc. is a parent holding company of Gray,
         Seifert & Co. Inc.

    (12) Includes 35,000 shares of Preferred Stock A which are issuable upon exercise of Preferred Stock Options.

    (13) Includes 17,500 shares of Preferred Stock A which are issuable upon exercise of Preferred Stock Options.


                           SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth, as of August 15, 1997, information concerning the beneficial ownership of each class of equity securities by each director, nominee, Named Executive Officer (as defined in "Executive Compensation"), and by all executive officers and directors as a group.

                        Shares and Percent of Common Stock or
                      Preferred Stock A - Owned Beneficially as
                                of August 15, 1997 (1)
                      ------------------------------------------

                                                                 PERCENT
                                                COMMON            CLASS       PREFERRED      PERCENT
NAME                                             STOCK             OF         STOCK (2)     OF CLASS
- ------------------------------------------  ---------------    -----------  -------------  -----------
Herbert M. Pearlman                             1,173,282(3)      18.0%        79,999 (4)      14.8%
David S. Lawi                                     453,859(5)        7.3%       34,166 (6)       6.5%
David M. Fox                                      442,960(7)        7.0%       16,666           3.3%
Scott Hanock                                      241,999(8)        4.0%        8,333           1.7%
Robert Baruc                                      339,999(9)        5.6%        8,333           1.7%
Martin D. Payson                                 113,887(10)        1.9%          --             --
Lawrence Bishop                                  124,750(11)        2.1%          --             --
Walter M. Craig, Jr.                              59,932(12)        1.0%          --             --
Robert Miller                                     97,250(13)        1.6%          --             --
Timothy Smith                                     20,334(14)          *           --             --
All directors and executive                   3,282,504 (15)       42.0%      159,496 (16)     28.6%
 officers as a group (13 persons)


- ------------------------
*   Less than 1%

(1) Except as otherwise indicated, each named holder has, to the best of the Company's knowledge, sole voting and investment power with respect to the shares indicated.

(2) Shares set forth are shares of the Company's Series A 8% Cumulative Convertible Preferred Stock ("Preferred Stock A"). Each share is convertible into 1.05 shares of Common Stock. Holders of Preferred Stock A, voting together with holders of Common Stock and not as a separate class, are entitled to one vote with respect to each share of Preferred Stock A. Each share of Preferred Stock A has a liquidation preference of $3.00 plus accumulated and unpaid dividends and is entitled to semi-annual dividends of $.12.

(3) Includes the following shares of Common Stock: 47,248 shares that are issuable upon conversion of Preferred Stock A; 97,999 shares that are issuable upon exercise of Class B Warrants; 202,109 shares that are issuable upon exercise of Earnings Options; 76,999 shares issuable upon exercise of $19.05 Warrants; 76,999 shares issuable upon exercise of $28.57 Warrants; and 36,750 shares which are issuable upon exercise of Preferred Stock Options and the subsequent conversion of the underlying shares of Preferred Stock A.

(4) Includes 35,000 shares of Preferred Stock A which are issuable upon exercise of Preferred Stock Options.

(5) Includes the following shares of Common Stock: 17,500 shares that are issuable upon conversion of Preferred Stock A; 41,126 shares that are issuable upon exercise of Class B Warrants; 101,056 shares that are issuable upon exercise of Earnings Options; 12,251 shares that are issuable upon exercise of $19.05 Warrants; 12,251 shares that are issuable upon exercise of $28.57 Warrants; and 18,375 shares that are issuable upon exercise of Preferred Stock Options and the subsequent conversion of shares underlying such options.

(6) Includes 17,500 shares of Preferred Stock A which are issuable upon exercise of Preferred Stock Options.

(7) Includes the following shares of Common Stock: 95,537 shares issuable upon exercise of options having an exercise price of $1.10 per share and expiring six months after the end of Mr. Fox's employment term; 26,250 shares that are issuable upon exercise of Class B Warrants; 151,593 shares issuable upon exercise of Earnings Options; 24,937 shares that are issuable upon exercise of $19.05 Warrants; 24,937 shares that are issuable upon exercise of $28.57 Warrants; and 17,499 shares issuable upon conversion of Preferred Stock A. Also includes the following as to which Mr. Fox disclaims beneficial ownership: 10,237 shares owned by Mr. Fox's wife ; 1,312 shares that are issuable upon exercise of $19.05 Warrants and 1,312 shares that are issuable upon exercise of $28.57 Warrants that are also owned by Mr. Fox's wife; and 15,750 shares owned by Mr. Fox's wife as trustee for his children.

(8) Includes the following shares of Common Stock: 8,749 shares issuable upon conversion of Preferred Stock A; 67,375 shares issuable upon exercise of Earnings Options; 26,250 shares that are issuable upon exercise of $19.05 Warrants; and 26,250 shares that are issuable upon exercise of $28.57 Warrants.

(9) Includes the following shares of Common Stock: 8,749 shares issuable upon conversion of Preferred Stock A; 52,500 shares issuable upon exercise of options having an exercise price of $2.86 per share and expiring
      August 2003; 26,250 shares that are issuable upon exercise of $19.05 Warrants; and 26,250 shares that are issuable upon exercise of $28.57 Warrants.

(10)  Consists of: 55,555 shares issuable upon conversion of a $250,000 note due on June 30, 2003; 25,000 shares issuable upon exercise of $6.00 Warrants; and 33,332 shares issuable upon exercise of options, having an exercise price of $4.00 per share, and expiring on June 5, 2006.

(11)  Includes 31,500 shares of Common Stock and 15,750 shares of Common
      Stock that are issuable upon exercise of Class B Warrants owned by a partnership of which Mr. Bishop is a general partner; 26,250 shares that are issuable upon exercise of $19.05 Warrants; and 26,250 shares that are issuable upon exercise of $28.57 Warrants.

(12) Includes 26,950 shares of Common Stock issuable upon exercise of Earnings Options; 10,500 shares that are issuable upon exercise of $19.05 Warrants; and 10,500 shares that are issuable upon exercise of $28.57 Warrants.

(13) Includes 78,750 shares issuable upon exercise of options having an exercise price of $4.29 per share and expiring in June 2001 and 16,500 shares issuable upon exercise of options having an exercise price of $4.44 per share and expiring in March 2002.

(14) Includes 8,334 shares issuable upon exercise of options having an exercise price of $4.00 per share and expiring in June 2001, and 10,000 shares issuable upon exercise of options having an exercise price of $4.50 per share and expiring June 2002.

(15)  Includes all shares described in footnotes (3), (5), (7), (8),
      (9), (10), (11), (12), (13) and (14) above as well as the following shares of Common Stock: 12,598 shares issuable upon conversion of shares of Preferred Stock A; 72,346 shares issuable upon exercise of options having an exercise price of $2.86 per share; 1,050 shares that are issuable upon exercise of options having an exercise price of $5.00 per share; 1,575 shares that are issuable upon exercise of Class B Warrants; 36,750 shares that are issuable upon exercise of $19.05 Warrants; 36,750 shares that are issuable upon exercise of $28.57 Warrants; and 10,000 options having an exercise price of $4.56 per share.

(16)  Includes all shares described in footnotes (4) and (6) above.

Section 16(a) Beneficial Ownership Reporting Compliance

    Based upon a review of Forms 3, 4 and 5, and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during, and with respect to its most recent fiscal year, and written representations furnished to the Company, it appears that all such reports required to be filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, were filed on a timely basis, except for the following: Walter M. Craig, Jr., a director of the Company, failed to timely report a transfer of 3,500 shares of the Company's common stock effectuated in June 1996; Lawrence Bishop, a director of the Company, failed to timely report the acquisition from the Company of 5,000 and 10,000 of the Company's Class B common stock purchase warrants in January and May 1994, respectively; The High View Fund, L.P. (the "Partnership"), which became the beneficial owner of more than ten percent of the Company's common stock in October 1996, as well as The High View Fund (the "Fund"),
High View Capital Corporation ("HVCC"), High View Asset Management
Corporation ("HVAM") Ernest P. Werlin and Andrew M. Brown, who because of their relationship to the Partnership at such time could have been deemed to be part of a group owning more than ten percent of the Company's common stock, failed to timely file an initial report on Form 3 reporting their holdings in the Company's securities; and the Partnership and the Fund each failed to timely report the purchase of 20,000 shares of the Company's common stock effected by each of them in November 1996 [See "Security Ownership of Certain Beneficial Owners and Management" for a description of the relationship among the Partnership, the Fund, HVCC, HVAM and Mr. Werlin].

                             EXECUTIVE COMPENSATION

    Set forth below is certain information with respect to cash and noncash compensation awarded, paid or accrued by the Company to its Chief Executive Officer and its four other most highly paid executive officers, who were executive officers as of December 31, 1996 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                                                   Long-Term
                                                            Annual Compensation                  Compensation
                                                            -----------------------------------  -------------
                                                                                                 Shares of
                                                                                   Other         Common
Name                                                                               Annual        Stock
and Principal                                                                      Compen-       Underlying      All Other
Position                                         Year       Salary      Bonus      sation        Options         Compensation
- -----------------------------------------------  ---------  ----------  ---------  ------------  -------------  -------------
David M. Fox                                          1996  $  200,000  $  25,000       --            --             --

President, CEO                                        1995     173,954     21,697       --            --             --
                                                      1994     168,071     --           --            --             --
Scott Hanock                                          1996     160,000     12,000       --            --             --
  Managing                                            1995     145,200     30,437       --            --         $ 10,000 (1)
  Director
                                                      1994     117,810      7,500       --            --            6,180 (1)
Robert Baruc                                          1996     195,000      7,000       --            --             --
  Executive Vice                                      1995     149,040     24,000       --            --             --
  President
                                                      1994     144,000     24,000       --            --             --
Robert Miller                                         1996     118,000     15,570       --            95,250         --
  Vice President
Timothy Smith                                         1996     118,000     --      $  18,000 (2)      25,000         --
  Vice President

(1) Pursuant to Mr. Hanock's employment agreement the amount set forth was deposited into a Rabbi Trust account for Mr. Hanock's benefit. The amount was payable to Mr. Hanock (or his beneficiary) out of such trust over a five-year period commencing on the earlier of his death or upon his reaching the age of 65 years. The amounts deposited were calculated based upon pre-tax profits for 1994 and 1995. During 1996 all amounts deposited in the Rabbi Trust account were disbursed to Mr. Hanock. Commencing with such year, the Company is no longer obligated to deposit any funds into a Rabbi Trust account for Mr. Hanock's benefit.

(2) Amount consists of relocation expenses paid by the Company in connection with the commencement of Mr. Smith's employment.

STOCK OPTIONS

    The following two tables provide information on stock option grants made to the Named Executive Officers in 1996, options exercised during 1996, and options outstanding on December 31, 1996.

                          Stock Options Grants in 1996

                                                          Number of
                                                          securities   Percent of total
                                                          underlying   options granted
                                                          options      to employees in    Exercise price   Expiration
Name                                                      granted      1996               per share        Date
- -----------------------------------------------------  --------------  -----------------  ---------------  -----------
David M. Fox                                                 --               --                --             --
Scott Hanock                                                 --               --                --             --
Robert Baruc                                                 --               --                --             --
Robert Miller                                               78,750(1)           65.5%        $    4.29       6/30/2001
Robert Miller                                               16,500(2)           13.7%        $    4.44       3/11/2002
Timothy Smith                                               25,000(3)           20.8%        $    4.00       6/30/2001

1 These options became exercisable on the date of grant.

2 These options were issued in March 1997 but were earned based upon the distribution fees and commissions of the Company's North American Division accrued for 1996.

3 These options were not immediately exercisable. 8,334 of the options became exercisable on May 6, 1997 and 8,333 options will become exercisable on each of May 6, 1998 and May 6, 1999. However, all such options will become immediately exercisable if (i) the Company sells all or substantially all of its assets or (ii) merges into or consolidates with another corporation or sells shares of capital stock, and in connection with such transaction there is a change in the composition of a majority of the Company's directors.

                   Aggregated Option Exercises In Last Fiscal
                     Year And Fiscal Year-End Option Values

    The following table sets forth aggregated option exercises in the last year, the number of unexercised options and fiscal year-end values of in-the-money options for the Named Executive Officers.


                                                                                 Number of Unexer-          Value of Unexercised
                                                       Number of                 cised Options at           In-the Money Options at
                                                       Shares                    Fiscal Year-End            Fiscal Year-End (1)
                                                       Acquired                 -------------------------  -----------------------
                                                       on            Value                      Unexer-                  Unexer-
Name                                                   Exercise      Realized   Exercisable     cisable    Exercisable   cisable
- ---------------------------------------------------  -------------  -----------  ------------  -----------  -----------  ----------

David M. Fox                                              --            --            247,130      84,656    $ 480,764   $  107,090
Scott Hanock                                              --            --             96,915      37,625      167,971       47,596
Robert Baruc                                              --            --             52,500      --           66,413       --
Robert Miller                                             --            --           78,750(2)     --           --           --
Timothy Smith                                             --            --            --           25,000       --           3 ,125

(1) Represents the difference between $4.125, the closing sales price of the Company's Common Stock on December 31, 1996, as reported by the American Stock Exchange, and the exercise price of the option, multiplied by the number of options for each respective person named.

(2) Does not include 16,500 options that were issued to Mr. Miller in 1997 based upon the distribution fees and commissions of the Company's North American Division that were accrued for 1996.

COMPENSATION OF DIRECTORS

    The Company reimburses travel and other expenses incurred by its directors in connection with attending Board of Director's meetings. Mr. Payson, who became a director of the Company in 1996, was granted options to purchase 50,000 shares of Common Stock in connection with his serving as a director. The options, which were granted in June 1996, expire on June 5, 2006 and have an exercise price of $4.00 per share, which was the market value of the Company's Common Stock on the date the Board authorized the grant. Options to purchase 16,666 shares were immediately exercisable. Options to purchase 16,667 shares became exercisable on June 6, 1997 and options to purchase another 16,667 shares will become exercisable on June 6, 1998, subject to Mr. Payson's continuing to serve as a director. Other than Mr. Payson, directors have not been compensated for services they render in their capacity as directors.

                               EMPLOYMENT AGREEMENTS

EMPLOYMENT CONTRACTS WITH NAMED EXECUTIVE OFFICERS

    David Fox is employed under an agreement expiring December 31, 2000, pursuant to which he has been and shall be paid an annual salary of $200,000, $225,000 and $250,000 for 1996, 1997 and 1998, respectively, with a further increase in 1999 and 2000 based on the consumer price index. Mr. Fox was also entitled to receive an annual bonus equal to three percent of the Company's pre-tax profits in excess of $650,000 for 1996. He is entitled to receive a bonus equal to four percent of pre-tax profits in excess of $650,000 for 1997 and four percent of pre-tax profits for each subsequent year of the agreement. For 1996, the Company agreed to pay Mr. Fox an additional bonus (the "Sales Bonus") equal to 1% of all of the Company's sales (on a consolidated basis) exceeding $25,000,000 , subject to certain earnings thresholds . For 1996 and 1997, Mr. Fox has been and will be paid a minimum annual bonus (whether or not required by the various bonus formulae) of

$25,000. Mr. Fox has received an advance against the Sales Bonus and other bonus amounts which may be earned under the agreement of $25,000. During 1996, pursuant to his employment agreement, Mr. Fox also received $600 a month to defray operating expenses of a second office.

    Scott Hanock is employed under a contract expiring December 31, 2000, under which Mr. Hanock has been and shall be paid an annual salary of $160,000, $190,000, $200,000 and $220,000 for 1996, 1997, 1998 and 1999 respectively, with a further increase in 2000 based on the consumer price index. Mr. Hanock was entitled to receive an annual bonus equal to 2% of the Company's annual pre-tax profits in excess of $650,000 for 1996. For 1997, Mr. Hanock is entitled to receive an annual bonus of 2% of the Company's first $500,000 of pre-tax profits plus an amount equal to the greater of (i) 3% of the Company's pre-tax profits in excess of $650,000 for such year or (ii) 4% of the pre-tax profits of the Unapix International Division ("UID") for such year. For 1998 and each subsequent year, the Company will pay Mr. Hanock an annual bonus equal to the greater of (i) 3% of the Company's pre-tax profits or (ii) 4% of UID's pre-tax profits. The Company also has agreed to pay Mr. Hanock an additional bonus, for each year of his employment period, equal to 1% of the amount by which sales of UID for each such year exceeded its sales for the prior year. Additionally, he is entitled to receive a bonus equal to one-half percent of all Company sales in the United States of products sold or acquired as a result of the efforts of a UID employee. In no event will the amount of Mr. Hanock's bonus with respect to any particular year be less than 75% of Mr. Fox's bonus for the same year.

    Robert Baruc, an Executive Vice President of the Company and the President and Chief Executive Officer of A Pix, is currently employed under an agreement having a term expiring on December 31, 2000, which is automatically renewed for successive four-year periods unless the Company or Mr. Baruc elects to terminate. Under his Agreement, Mr. Baruc has been and is entitled to be paid an annual salary of $195,000, $220,000 and $245,000 for 1996, 1997 and 1998, respectively, with a further increase in 1999 and 2000 based upon the consumer price index. Mr. Baruc was also entitled to receive an annual bonus equal to 2.25% of the Company's pre-tax profits in excess of $650,000 for 1996. He is entitled to receive a bonus equal to 3% of pre-tax profits in excess of $650,000 for 1997 and 3% of pre-tax profits for each subsequent year of the agreement. For each fiscal year during his employment term that A Pix's sales for such year have increased by more than 25% of its sales for the immediately preceding year, Mr. Baruc is entitled to receive a bonus equal to 1% of such excess, so long as the Company's pre-tax profits are at least 5% of its sales. If the Company's pre-tax profit is less than 5% of its sales for the year, then Mr. Baruc shall be entitled to a bonus that is proportionately reduced to the extent pre-tax profit is under the 5% threshold but still exceeds 2.5% of the Company's sales. Mr. Baruc will not receive any such bonus if the Company's pre-tax profit is not at least 2.5% of its sales for the year. In no event will such sales bonus exceed $100,000 with respect to any particular year . Pursuant to his employment agreement, Mr. Baruc received 52,500 employee common stock purchase options, exercisable at $2.86 per share, all of which have vested. If any options to purchase shares of the Company's common stock are granted to Mr. Fox after January 1, 1996, Mr. Baruc is entitled to receive a grant of options equal to 75% of the amount granted to Mr. Fox and having substantially identical terms.

    Robert Miller is employed under an agreement having a term expiring in February 1999. Under the terms of the Agreement Mr. Miller was paid a salary at an annual rate of $136,000 for 1996. Commencing January 1, 1997 and for each year that he is employed, Mr. Miller's salary is to be increased based upon the consumer price index (resulting in a salary of $140,080 for 1997). Under his agreement Mr. Miller is entitled to receive a bonus equal to 2.5% of all sales commissions or distribution fees received by the Company's North American Division ("NAD Fees") plus 2.5% of all NAD Fees generated from sales with respect to which he was the principal salesperson. Mr. Miller is paid an advance of such bonus of $1,500 per month. In connection with his employment agreement, Mr. Miller was granted 78,750 common stock purchase options having an exercise price of $4.29 per share, all of which are currently exercisable. In addition, the Company has committed to issue an additional aggregate amount of 75,000 common stock purchase options to Mr. Miller subject to the North American Division's attaining certain levels of NAD Fees for the years 1996, 1997 and 1998. The exercise price of each such additional option will be equal to the then current market price of the Company's common stock on the date of such option's issuance and will have a term of five years. Mr. Miller was issued 16,500 such options in March 1997 based upon the NAD Fees for 1996. Such options have an exercise price of $4.44 per share and expire in March 2002.

    Timothy Smith is employed under an agreement having a term expiring in February 1998, which will be automatically extended for an additional year unless either the Company or Mr. Smith elects to terminate. Mr. Smith was paid a salary at an annual rate of $135,000 for 1996. Commencing January 1, 1997 and for each year that he is employed, Mr. Smith's salary is to be increased based upon the consumer price index (resulting in a salary of $139,050 for 1997). Under his agreement Mr. Smith is entitled to receive a bonus equal to 5% of the profits achieved by the Company (during the time he is employed by the Company and for six months thereafter) from programs that it produces which Mr. Smith developed and with respect to which he is the principal employee of the Company to oversee production. In connection with his employment agreement, Mr. Smith was granted 25,000 common stock purchase options having an exercise price of $4.00 per share. One-third of the options became exercisable on May 6, 1997 and one-third of the options will become exercisable on each of May 6, 1998 and 1999. In addition, the Company has committed to issue an additional 25,000 common stock purchase options to Mr. Smith at such time, during his term of employment, that he has developed, and been the principal employee of the Company to have overseen the production of, at least 18 television programs for the Company and all of the programs developed and so overseen by him, on a cumulative basis, have resulted in a profit to the Company. The additional options will have an exercise price equal to $.125 above the market price of the Company's common stock on the date such options are issued and will have a term of five years.

OTHER EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

    The Company also has entered into five-year employment agreements, effective as of June 23, 1993, with Herbert Pearlman and David Lawi, who are required to devote such amount of time as they, in their discretion, deem necessary for the performance of their duties. Mr. Pearlman's employment agreement provides for an annual salary equal to five percent of the Company's annual earnings before taxes ("EBT"). Mr. Pearlman will receive additional salary equal to $25,000, $50,000, $75,000 and $100,000 after the Company's EBT has exceeded $650,000, $1,350,000, $1,750,000 and $2,000,000 respectively. Mr.
Lawi's employment agreement provides for an annual salary equal to two and one-half percent of EBT. Mr. Lawi will receive additional salary equal to $12,500, $25,000, $37,500 and $50,000 after the Company's EBT has exceeded $650,000, $1,350,000 $1,750,000 and $2,000,000 respectively. Each employment agreement provides for severance payments of two years of annual salary (payable over two years) if the contract is not renewed at the end of its term.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In December 1993 the Company agreed to develop a joint venture for the purpose of funding the acquisition by A Pix Entertainment of the distribution rights to independently produced films. The initial investors were: Messrs. Pearlman and Lawi, who are executive officers and directors of the Company; a partnership of which Mr. Bishop, a director of the Company, is the general partner (the "Bishop Partnership"); and an investor who is a customer of Gray, Seifert & Co., Inc. ("Gray Seifert"), an investment advisory firm of which Mr. Bishop is an Executive Vice President. In December 1993 and the first and second quarters of 1994 Messrs. Pearlman and Lawi, the Bishop Partnership and the customer of Gray Seifert invested $100,000, $50,000, $150,000 and $50,000, respectively . In January 1996 and 1997, Mr. Pearlman invested approximately another $53,000 and $47,600, respectively, and Mr. Lawi invested approximately another $26,000 and $23,800, respectively. Until formal agreements are signed the $500,400 is treated as demand loans. The oral agreement with respect to the joint venture provides for the following:
(i) a term to be determined; (ii) the venture's recoupment of 110% of its investment in any one film from the first dollars of gross receipts; (iii) the venture's receipt of up to 20% of the net profits of each film in which it invests; (iv) roll-over of the venture's receipts into other films; and
(v) any shortfall of investment in a film to be paid in shares of Common Stock of the Company issued at market or, if market is less than $2.85 a share, at the lower of $2.85 or 125% of market. The initial investments were fully utilized to acquire film distribution rights. As of December 31, 1996, after giving effect to the reinvestment of all joint venture proceeds from A Pix Entertainment films into additional films, the total amount of the joint venture's investment in the Company, on an accrual basis, was approximately $927,000. Messrs. Pearlman and Lawi , the Bishop Partnership and the Gray Seifert customer received 10,500, 5,250, 15,750 and 5,250 Class B Warrants, respectively, in connection with their investments.

    From January through May 1994, the Company privately placed 735,820 shares of Preferred Stock A for approximately $2,207,000, at a price of $3.00 per share. Messrs. Pearlman, Lawi, Fox, Hanock and Baruc (all of whom are executive officers or directors of the Company), purchased 44,999, 16,666, 16,666, 8,333 and 8,333 shares of Preferred Stock A, respectively, in the private placement. Messrs. Fox, Hanock and Baruc acquired their shares by delivering promissory notes providing for annual payments of principal, maturing in five years and bearing interest at 9% per annum. The notes are secured by a pledge of the purchased shares. Mr. Pearlman paid approximately $75,000 in cash of the $134,997 purchase price for his shares and approximately $60,000 by set-off against indebtedness of the Company owed to him with respect to prior loans extended (during 1992 and 1993) to the Company. In addition, investors who are customers of Gray Seifert purchased an aggregate of approximately 100,000 shares of Preferred Stock A in such private placement.

    From December 1994 through the second quarter of 1995 the Company received total proceeds of $3,025,000 from customers of Gray Seifert in a private placement of units of Variable Rate Senior Subordinated Notes ("Variable Rate Notes") and Common Stock purchase warrants ("Private
Placement Warrants") . The purchase price of a unit was equal to the principal amount of the note included therein. The Variable Rate Notes are due on December 31, 2001 and bear interest at a rate of 10% per annum for the first three years and at 3% over the prime rate for the remaining four years, provided, however, that the rate does not fall below 8% or exceed 12% per annum. Mandatory repayment of 10% of the original principal amount will commence at the end of the 4th year, followed by 15% of the original amount at the end of years 5 and 6. The Variable Rate Notes are subordinated to indebtedness of the Company incurred to a bank or other financial institution. For a limited period of time, after the third year of the term, a noteholder will be permitted to convert up to 50% of his note into shares of the Company's Common Stock at a price per share equal to the greater of
(i) the then average Market Price per share, as defined, over the last 60 trading days of 1997 or (ii) $2.86. The Company may redeem all or a portion of the Variable Rate Notes at any time after December 31, 1997 at a premium over the principal amount of the notes of 6%, which declines annually at the rate of 2% until January 1, 2001, after which the redemption price will be the principal amount of the notes. For each 10,000 of Variable Notes acquired, each purchaser received 1,355 Private Placement Warrants. Each such warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $3.70 per share and expires on December 31, 2001. The holders of the Private Placement Warrants are entitled to certain registration rights with respect to the shares issuable upon exercise thereof.

    During 1995, 1996 and to date in 1997, management of Helm has provided various administrative, managerial, financial, legal and accounting services to the Company. The Company paid Helm $310,000 and $182,000 for such services rendered in 1995 and 1996, respectively, and has paid Helm approximately $46,000 for such services through June 30, 1997. The amount paid was equal to Helm's direct out-of-pocket expenses of providing such services.

    In April 1995, the Company's Board of Directors authorized a stock purchase plan, which permitted certain of the Company's employees, officers, directors and consultants (and to a limited extent members of their immediate family) to purchase units ("Units") in a private placement. Each Unit consisted of the following: (i) 1.05 shares of the Company's common stock, $.01 par value per share ("Common Stock"), (ii) 1.05 Common Stock purchase warrants, each entitling the holder, at any time on or after August 1, 1996 (the "Initial Exercise Date"), to purchase one share of Common Stock at a price of $19.05 per share and expiring on December 31, 2000 (a "$19.05 Warrant"), and (iii) 1.05 Common Stock purchase warrants, each entitling the holder, at any time on or after the Initial Exercise Date, to purchase one share of Common Stock at a price of $28.57 per share and also expiring on December 31, 2000 (a "$28.57 Warrant") (collectively, the $19.05 Warrants and the $28.57 Warrants are referred to as the "Warrants"). The Warrants are redeemable by the Company (at a price of $.024 per Warrant) at any time after the closing sales price of the Common Stock (as reported by the principal securities exchange on which the Common Stock is traded) has been at least 125% of the then effective exercise price of the Warrants (currently $23.81 for the $19.05 Warrants and $35.71 for the $28.57 Warrants) for a period of 20 consecutive business days during a period that the shares issuable upon exercise of the Warrants have been registered for sale under the Securities Act of 1933. The purchase price of each Unit was $4.00. Purchasers of Units are entitled to certain registration rights with respect to the securities comprising the Units.

    Pursuant to the plan, participants were permitted to acquire Units by paying 5% of the total price upon purchase, and delivering a promissory note (a "Note") for the remaining 95% of the price. Each Note provides for the annual payment of 5% of the total purchase price, commencing in 1996, with a balloon payment of the remaining unpaid principal amount of the Note (i.e. 50% of the total purchase price) payable on a specified date in 2005 (the "Maturity Date"). Interest accrues on each Note at a rate of 6% per annum, which is payable on the last day of each year throughout the term of the Note, with all remaining accrued and unpaid interest due on the Maturity Date. 95% of the Units that each participant acquired under the plan were pledged to the Company as security for such participant's Note. Such Units may be released to the participant as the Note is paid under certain circumstances. Participants are permitted to make payments under their Notes by delivering shares of Common Stock that they own, including pledged shares, which are credited against amounts owed under their Notes at the fair market value thereof.

    Messrs. Pearlman, Fox, Lawi, Craig, Bishop, Baruc, Murphy, Low and Epps purchased 73,333, 25,000, 11,667, 10,000, 25,000, 25,000, 12,500, 12,500 and
10,000 Units pursuant to such plan, respectively. Mr. Lawi's son and daughter each purchased 12,500 Units.

    In June 1995 the Company and A Pix Entertainment entered into a credit facility (the "Atlantic Facility") with Atlantic Bank of New York (the "Bank") providing for revolving loans totaling up to $2,500,000. Mr. Pearlman and The Mezzanine Financial Fund, L.P. ("Mezzanine") were contingently liable to pay outstanding amounts under the Atlantic Facility up to $300,000 in the aggregate. Messrs. Pearlman and Lawi are officers, directors and principal stockholders of the general partner of Mezzanine. In addition, Messrs. Pearlman and Lawi are executive officers, directors and principal stockholders of Helm Resources, Inc. ("Helm"), which owns approximately 9% of the limited partnership interests of Mezzanine. Mr. Craig is an officer and director of Helm. In consideration of its financial accommodation, Mezzanine was entitled to receive 7,875 Class B Warrants for every year that its accommodation was in effect and $500 per month during the term of the accommodation and during which amounts were outstanding under the Atlantic Facility. The Company and A Pix Entertainment were obligated to repay any sums that Mezzanine was required to pay to the Bank, and in order to secure this obligation, the Company and A Pix Entertainment granted Mezzanine a security interest in substantially all of their assets, which was subordinated to the Bank's security interest. In May 1997 the Company replaced the Atlantic Facility with a new credit facility with Imperial Bank (the "Imperial Facility"). Proceeds from the Imperial Facility were used to repay the Atlantic Facility in full.

    In September 1995 the Company extended an offer to its officers, directors and certain consultants pursuant to which they could exercise any of the Company's Class A Warrants then owned by them by borrowing the exercise price of $3.14 per share from the Company . Outstanding amounts of principal of such loans bear interest at 6.2% per annum. Payment of principal and interest is due on December 31, 2000, or if earlier, on the date the shares purchased upon exercise (the "Underlying Shares") are sold. The loans are secured by a security interest in the Underlying Shares. In the event of non-payment, the Company's recourse is limited to exercising its rights with respect to such security interest. Messrs. Pearlman, Fox and Lawi exercised, 102,780, 23,979 and 24,651 Class A Warrants, respectively, pursuant to the Company's offer.

    In May 1996, the Company sold a Unit of the Company's securities to an IRA of Martin D. Payson, a director of the Company, in a private placement. The Unit consisted of the following: a $250,000 principal amount 10% Convertible Subordinated Note of the Company due 2003, which is convertible into shares of Common Stock at a price of $4.50 per share; and twenty five thousand $6.00 Warrants. Mr. Payson's IRA paid $237,500 for the Unit. Mr. Payson became a director of the Company on June 25, 1996. In July 1996, the Company sold a total of four Units to customers of Gray Seifert in the same private placement for an aggregate purchase price of $1,000,000.

    In August 1996 the Company effectuated the merger of A Pix Entertainment with and into the Company under Delaware Law. Robert Baruc, the President of A Pix Entertainment and an Executive Vice President and Director of the Company, was the owner of 9.5% of the capital stock of A Pix Entertainment and received 200,000 shares of the Company's Common Stock with respect to the merger. The valuation was based upon the recent growth and profitability of A Pix Entertainment. The Company owned 90.5% of the capital stock of A Pix Entertainment prior to the merger.

    Also in June 1996, the Company entered into an agreement with Strategic Growth, Inc. ("Strategic Growth"), an investor relations firm, pursuant to which the Company retained Strategic Growth to provide investor relations services to the Company. Strategic Growth is currently the beneficial owner of over 5% of the Company's common stock, but did not own such percentage of shares at the time the agreement was entered into. The term of the Agreement was originally one year, commencing on June 4, 1996, which has subsequently been extended for an additional two year period. In consideration of Strategic Growth's services, the Company pays Strategic Growth a monthly retainer of $8,000 . In addition, the Company granted Strategic Growth 300,000 common stock purchase options. Each option entitles the holder to purchase one share of Common Stock at a price of $3.875, which was the market price as of the date of the Agreement. The options have a term of five years. The Company is also obligated to issue an additional 100,000 options to Strategic Growth if all of the Company's Class B Warrants have been exercised prior to June 3, 1998. If all the Class B Warrants are exercised prior to such date, the 100,000 options will have the same term as the other 300,000 options. The shares issuable upon exercise of the options granted to Strategic Growth will have certain registration rights.

    The Class B Warrants currently have an exercise price of $4.28 per share. In order for the Company to redeem the Class B Warrants, the closing high bid price of the Common Stock on each of 20 consecutive trading days (or such lesser number of days with the consent of the underwriter from the Company's initial public offering, but not less than 10 consecutive trading days) ending on the third business day prior to the date on which notice of redemption is given must have been at least $5.71 per share.

    During the fourth quarter of 1996 and the first and second quarters of 1997, the Company paid a total of $337,500 and issued an aggregate of 240,000 common stock purchase warrants, each having an exercise price of $4.50 per share and expiring in December 2001, to Strategic Growth as a finder's fee in connection with private placements of the Company's securities. Securities that were sold consisted of units ("Units"), each priced at $250,000 and comprised of : (i) a $250,000 principal amount 10% Convertible Subordinated Note due in 2003 convertible into the Company's common stock at a price of $4.50 per share; and (ii) twenty-five thousand $6.00 Warrants.

    During the fourth quarter of 1996, The High View Fund, L.P. (the "Partnership") purchased a total of eight Units and The High View Fund (the "Fund") purchased a total of four Units , for an aggregate purchase price of $3,000,000. As a result of such purchases, the Partnership and the Fund became beneficial owners of over 5% of the Company's common stock. During the second quarter of 1997, the Partnership purchased another 1.5 Units and the Fund purchased another 1.5 Units for an aggregate purchase price of $750,000. The sole general partner of the Partnership is High View Capital Corporation ("HVCC"). The investment manager of the Fund is High View Asset Management Corporation ("HVAM"). The sole holder of voting stock of both HVCC and HVAM is Ernest P. Werlin. Mr. Werlin is a director of HVCC and the sole director of HVAM; he is also the President and Treasurer of both HVCC and HVAM. Mr. Werlin purchased one Unit in January 1997 for a purchase price of $250,000. See "Security Ownership of Certain Beneficial Owners and Management."


             AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
                             AUTHORIZED COMMON STOCK

    The Board of Directors has voted to recommend that the stockholders authorize an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 shares to 40,000,000 shares. The proposed amendment is set forth in Exhibit A. If the amendment is approved, these shares may be issued from time to time by the Board of Directors. It is not expected that further authorization from the stockholders will be solicited for the issuance of any such shares of Common Stock, except to the extent such authorization is required by law or by the rules of the American Stock Exchange. Stockholders do not have preemptive rights, and the proposed amendment would not create any preemptive rights.

    The Board of Directors recommends that the number of authorized shares of Common Stock be increased to 40,000,000 shares. The Company currently has 20,000,000 shares of Common Stock authorized and, as of August 15, 1997, had 5,980,934 shares outstanding, 2,578,900 shares in the aggregate reserved for issuance under the Company's stock option plans and other outstanding stock options (which does not include the 275,000 additional shares that stockholders are being requested to approve for issuance under the Company's 1993 Stock Option Plan), an additional 4,293,000 shares reserved for issuance pursuant to the Common Stock purchase warrants, an additional 2,907,500 shares reserved for issuance upon conversion of convertible debentures and 530,765 shares reserved for issuance upon conversion of the Company's Series A 8% Convertible Preferred Stock. Accordingly, as of August 15, 1997, only 3,708,901 shares of Common Stock were authorized and not outstanding or reserved for issuance.

    The Company has no plans, understandings or negotiations underway at this time for the issuance of any unissued and unreserved shares. Nevertheless, the Board believes that it is desirable to have sufficient number of shares of Common Stock available, as the occasion may arise, for possible future financings and acquisitions transactions, stock dividends or splits, stock issuances pursuant to employee benefit plans and other proper corporate purposes and accordingly recommends the proposed increase. Having such additional shares available for issuance in the future would give the Company greater flexibility by allowing shares to be issued without incurring the delay and expense of a special stockholder's meeting.

    Although the Board has no present intention of doing so, shares of unauthorized and unissued Common Stock could be issued in one or more transactions that could have the effect of making a takeover of the Company more difficult and deterring an offer for the Company at a substantial premium over the current market price of the Company's Common Stock. The amendment has not been proposed as an anti-takeover provision, and the Company is not aware of any attempt by a third party to acquire control of the Company.

    The proposal to amend the Company's Certificate of Incorporation requires the approval of a majority of the outstanding voting shares and a majority of the outstanding shares of Common Stock voting separately as a class.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO INCREASE THE AUTHORIZED COMMON STOCK.

               AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN

    In 1993, the Company adopted the 1993 Stock Option Plan (the "Plan"). The purpose of the Plan is to promote the interests of the Company and its stockholders by helping the Company and its subsidiaries attract, retain, motivate, and reward key employees and consultants, including officers and directors of the Company.

    Under the Plan, the Company may grant to eligible individuals stock options to purchase the Company's Common Stock. Both non-qualified options ("Non-Qualified Options") and options intended to qualify as "Incentive" stock options ("Qualified Options") under Section 422 of the Internal Revenue Code (the "Code") may be granted under the Plan (collectively, Non-Qualified and Qualified Options are referred to as "Options"). Officers, directors, and employees of, and consultants to, the Company (or a subsidiary thereof, within the meaning of

Section 424 (f) of the Code), are eligible to receive Options under the Plan. The Company has approximately 70 employees, as well as three non-employee directors. The Company also currently has two consultants who would be considered for grants under the Plan.

    The Plan is administered by either the Company's Board of Directors or the Stock Option Committee of the Board of Directors (the "Committee"). Subject to the provisions of the Plan, the Board or the Committee has the authority to determine the individuals to whom Options are to be granted, the time or times Options are to be granted, the number of shares to be covered by each Option and the terms and provisions of each Option, including the vesting thereof. An aggregate of 600,000 shares of Common Stock is currently reserved for issuance under the Plan.

    Under the Plan, the exercise price of Options shall be no less than the fair market value of the Common Stock on the date of grant. However, at no time may the exercise price of a Qualified Option granted to an individual (a "Principal Stockholder") owning more than 10% of the total combined voting power of all classes of stock of the Company, or any of its subsidiaries or of a parent, be less than 110% of the fair market value of the shares of Common Stock on the date of grant. Options may be granted for terms not exceeding ten years from the date of grant, except for Qualified Options which are granted to Principal Stockholders which may be granted for terms not exceeding five years from the date of grant. No Qualified Options may be granted after April 23, 2003.

    In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a cash dividend), stock split, reverse stock split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment will be made in the aggregate number of shares reserved for issuance under the Plan and in the number and exercise price of Shares subject to outstanding Options granted under the Plan as may be determined to be appropriate in order to prevent dilution or enlargement of rights.

    The grant of an option, whether it is a Qualified Option or a Non-Qualified Option, has no tax effect on the Company or on the optionee.

    An optionee will not realize taxable compensation income as a result of the exercise of a Qualified Option if the optionee holds the shares acquired until at least one year after exercise or, if later, until two years after the date of grant of the option. The amount by which the fair market value of the shares exceeds the option price at the time of exercise generally is treated as an adjustment to income for purposes of the alternative minimum tax. If an optionee acquires stock through the exercise of a Qualified Option under the Plan and subsequently sells the stock after holding the stock for the period described above, the excess of the sale price of the stock over the option exercise price will be taxed as capital gain. The gain will not be treated as compensation income except when the holding period requirements discussed above are not satisfied. A Qualified Option does not entitle the Company to an income tax deduction except to the extent that an optionee realizes compensation income.

    When an optionee exercises a Non-Qualified Option, the optionee will realize taxable compensation income at that time equal to the excess of the fair market value of the stock on the date of exercise over the option price. An optionee will generally have a basis in stock acquired through the exercise of a Non-Qualified Option under the Plan equal to the fair market value of the stock on the date of exercise. If the optionee subsequently sells the stock, the gain which is the difference between the sale price and the basis will be taxed as long-term or short-term capital gain, depending on the holding period of the stock. Any compensation income realized by an optionee upon exercise of a Non-Qualified Option will be allowable to the Company as a deduction at the time it is realized by the optionee.

    The Company has granted Options to purchase a total of 506,225 shares of Common Stock under the Plan at exercise prices ranging from $2.86 per share to $5.00 per share. Of such options: Options to purchase 52,500 shares at an exercise price of $2.86 per share and expiring in August 2003 were granted to Robert Baruc, a Director and an Executive Vice President of the Company; Options to purchase 95,250 shares of Common Stock were granted to Robert Miller, a Vice President of the Company and Executive Vice President of the North American Division, 78,750 of which have an exercise price of $4.29 per share and expire on June 30, 2001 and 16,500 of which have an exercise price of $4.44 per share and expire on March 11, 2002; Options to purchase 50,000 shares of Common Stock were granted to Martin D. Payson, a Director of the Company, at an exercise price of $4.00 per share and expiring on June 5, 2006; Options to purchase a total of 35,000 shares of Common Stock were granted to Timothy Smith, a Vice President of the Company and Executive Vice President of Production of the North American Division, 25,000 of which have an exercise price of $4.00 per share and expire in June 2001 and 10,000 of which have an exercise price of $4.50 per share and expire in June 2002; Options to purchase 53,050 shares of Common Stock were granted to other executive officers of the Company, of which 26,250 have an exercise price of $2.86 per share and expire on June 30, 1999 ("June 1999 Options"), Options to purchase 15,750 shares have an exercise price of $2.86 per share and expire in 2003 and 2004, 1,050 Options have an exercise price of $5.00 per share and expire on December 31, 2000 ("December 2000 Options"), and Options to purchase 10,000 shares of Common Stock have an exercise price of $4.56 per share and expire in February 2002; Options to purchase 50,000 shares of Common Stock were granted to Bruce H. Lucker, Executive Vice President of the Company's Unapix/Miramar division, all of which have an exercise price of $4.50 per share and expire in June 2007; and Options to purchase a total of 170,425 shares of Common Stock were granted to other employees of the Company, 133,125 of which were June 1999 Options, 13,125 of which were Options which have an exercise price of $3.93 per share and expire on December 31, 1999, 11,550 of which were December 2000 Options, 10,000 of which have an exercise price of $4.375 per share and expire on March 16, 2007 and 2,625 of which have an exercise price of $3.81 per share and expire on September 30, 1997.

    Currently, all of Messrs. Baruc's and Miller's and 33,332 and 18,334 of Messrs. Payson's and Smith's Options, respectively, are exercisable. All of the Options held by the other executive officers of the Company are currently exercisable. None of Mr. Lucker's options are currently exercisable, and such options will not be exercisable until January 2007 unless certain earnings thresholds are achieved during 1998 and 1999. 160,425 of the Options held by other employees are also currently exercisable.

    Of the total Options to purchase 506,225 shares of Common Stock that were granted under the Plan, Options to purchase a total of 80,625 shares have been exercised to date.

    The closing sales price of the Company's Common Stock, as reported by the American Stock Exchange, on August 28, 1997, was $4.375.

    The Board of Directors has adopted an amendment to the Plan, subject to stockholder approval at the meeting, increasing the number of shares authorized to be issued upon exercise of Options granted under the Plan from 600,000 to 875,000 shares.

    The approval of the proposal to amend the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock A, voting together as a single class, present in person or represented by proxy and entitled to vote at the Meeting.


           THE BOARD OF DIRECTORS RECOMMENDS ADOPTION, APPROVAL AND RATIFICATION OF THE AMENDMENT BY THE STOCKHOLDERS AT THE MEETING.

                            VOTING ON THE PROPOSALS

    With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. With respect to the proposal to amend the Company's Certificate of Incorporation and the proposal to amend the Plan, abstentions may be specified and will be counted as present for purposes of the item on which the abstention is noted. Accordingly, since the amendment to the Plan requires the approval of a majority of the outstanding voting shares, present in person or represented by proxy at the Meeting and entitled to vote, and the amendment to the Certificate of Incorporation requires a majority of the outstanding voting shares (and a majority of the outstanding shares of common stock voting separately), abstentions will have the effect of a negative vote. Broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they are not counted for purposes of determining whether the proposal has been approved.


                           PROPOSALS BY STOCKHOLDERS

    Proposals that stockholders wish to include in the Company's proxy statement and form of proxy for presentation at the next Annual Meeting of Shareholders must be received by the Company at 200 Madison Avenue, New York, New York 10016, Attention David S. Lawi, prior to June 7, 1998.

                              INDEPENDENT AUDITORS

    The Board of Directors has selected Richard A. Eisner & Company, LLP ("Richard Eisner & Co.") as independent auditors for the Company for the year ending December 31, 1997. Richard Eisner & Co. have served as independent auditors for the Company since 1994. The Company has been advised that representatives of Richard Eisner & Co. will attend the Annual Meeting of Stockholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                                 MISCELLANEOUS

    The Board of Directors knows of no other matters that are to be brought before the meeting. However, if any other matters do come before the meeting, the persons named on the enclosed form of proxy or their substitutes will vote in accordance with their judgement on those matters.

    The cost of solicitation of proxies, including expenses in connection with preparing, assembling and mailing this proxy statement, will be borne by the Company. The solicitation will be made by mail and may also be made by officers or regular employees of the Company personally or by telephone or telegram, or by professional proxy solicitors acting on behalf of the Company. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.


New York, New York
September 5, 1997

                                   EXHIBIT A

    If the proposal to increase the authorized shares of Common Stock is approved, paragraph Fourth of the Company's Certificate of Incorporation will be amended in its entirety to read as follows:

    "The aggregate number of shares which the Corporation shall have authority to issue is forty-three million (43,000,000), consisting of forty million (40,000,000) shares of common stock and three million (3,000,000) shares of preferred stock, and the par value of each share is $.01. The Board of Directors may authorize the issuance from time to time of the preferred stock in one or more series and with such designations, preferences, relative, participating, optional and other special rights, and qualifications, limitations or restrictions (which may differ with respect to each series) as the Board may fix by resolution."

                          UNAPIX ENTERTAINMENT, INC.
                                 FORM OF PROXY

    The undersigned hereby appoints HERBERT M. PEARLMAN, DAVID M. FOX and DAVID
S. LAWI, and each of them with full power of substitution, proxies to vote all shares of common stock or preferred stock of Unapix Entertainment, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders on October 6, 1997 and at any adjournment thereof on the items of business set forth on the reverse and on such other business as may properly come before the meeting.

                        (To be Signed on Reverse Side)

A  X  Please mark your
  --- votes as in this
      example.


                          WITHHOLD
                  FOR     AUTHORITY     NOMINEES: Lawrence Bishop
                                                  Walter M. Craig, Jr.

1.  ELECTION of   ___     _________
    all nominees
    as directors
    until their
    successors shall be duly elected.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY
SPECIFIC NOMINEE(S), PRINT NAME(S) BELOW

________________________________________



                                                FOR     AGAINST     ABSTAIN
2.  PROPOSAL to amend the Company's
    Certificate of Incorporation to increase    ___     _______     _______
    the authorized common stock.


                                                FOR     AGAINST     ABSTAIN

3.  PROPOSAL to approve, adopt and ratify
    an amendment to the Company's 1993          ___     _______     _______
    Stock Option Plan.

    This Proxy is solicited on behalf of the Board of Directors. If the undersigned fails to specify how the proxy is to be voted, it will be voted FOR the election of the Nominees and FOR the Proposals.



________________________(L.S.)________________________(L.S.) Date__________1997
Signature of Stockholder      Signature of Stockholder


Note: (Please sign your name exactly as it appears on the proxy. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give full title as such. Each joint owner should sign the proxy).